Exhibit 10.15

OAK HILL GROUP

INTRA-GROUP ADMINISTRATIVE, STRATEGIC MANAGEMENT AND SUPPORT SERVICES AGREEMENT

THIS AGREEMENT shall be effective on and from 1 October 2026.

PARTIES

1)

Oak Hill Bio Holdings Ltd a company incorporated and registered in the United Kingdom with company number 13746073 whose registered office is located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT (the “Service Provider”); and

2)

OHB Pediatrics Ltd a company incorporated and registered in the United Kingdom with company number 15958711 whose registered office is located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT (the “Recipient”),

each being a “Party” to this Agreement, and collectively the “Parties”.

BACKGROUND

(A)

The Parties are members of the Group (as defined below). The Group develops life-changing medicines for extremely preterm infants and patients suffering from rare autoimmune, neurological and genetic disorders.

(B)

The Service Provider undertakes certain administrative support and strategic management services for the benefit of the Recipient in accordance with the terms and conditions of this Agreement. If the Service Provider did not provide such Services, the Recipient would have to undertake the Services on its own behalf or outsource the Services to a third-party provider.

(C)

The Parties have been acting in accordance with this Agreement on and from the Effective Date and have agreed that this Agreement will formalise the basis upon which the Services have been provided and received by the Parties on and from the Effective Date. The Parties agree that all current and future supplies of Services will be subject to the terms and conditions of this Agreement.

(D)

The Parties acknowledge that they have agreed to provide and receive the Services pursuant to this Agreement on an Arm’s Length Basis in accordance with the principles set out in the OECD Transfer Pricing Guidelines. The Transfer Pricing Documentation may change over time, in order to reflect changing business conditions and as such, the Parties shall review the terms of this Agreement at regular intervals to ensure that these contractual arrangements fully reflect and are in accordance with the Transfer Pricing Documentation and OECD Transfer Pricing Guidelines. Accordingly, the Parties shall make such amendments to this Agreement (including to amounts paid or payable) as may be required from time to time to achieve this objective.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise:

“Agreement” means this agreement;

“Applicable Laws” means:

(a)

all applicable laws, statutes, orders, rules, provisions, regulations, directives and guidelines that have legal effect, whether local, national, international or otherwise, existing from time to time, including but not limited to all regulators’ rules, requirements, standards and guidelines; and

(b)

the terms of any order, permit, authorisation, licence, consent, permission, exemption or other approval and any codes of practice that would be observed by a reasonable and prudent operator and which are relevant to the performance of this Agreement;

“Arising IP” means Intellectual Property Rights in and to the Deliverables or which otherwise came into existence as a result of the provision of Services under this Agreement.

“Arm’s Length Basis” is a reference to pricing and conditions which would be obtained between independent enterprises in comparable transactions and comparable circumstances, in accordance with the principles set out in the OECD Transfer Pricing Guidelines;

“Business Day” means a day which is other than a Saturday, Sunday or a public holiday in England and Wales when banks in London are open for general banking business;

“Control” means the power of a person to secure that the affairs of a body corporate are conducted in accordance with the wishes of that person (or persons):

(c)	by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(d)	by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate;

and a “Change of Control” occurs if a person who controls any body corporate ceases to do so or if another person acquires control of it;

“Data Protection Legislation” means all Applicable Laws relating to personal data protection and privacy which are in force from time to time and relevant to the Services or which apply to a Party relating to the use of personal data (including the privacy of electronic communications);

“Deliverables” means any output of the Services to be provided by the Service Provider to the Recipient, including any documents, products and materials provided by the Service Provider to the Recipient in relation to the Services;

“Due Date” has the meaning given to it in Clause 4.5;

“Effective Date” means the date of this Agreement;

“Error” means any error, defect, bug or other problem in any of the Deliverables, which results in any failure of such Deliverables to conform to their specification;

“Fees” means the fees payable by the Recipient for the Services pursuant to this Agreement as calculated in accordance with Clause 4 and Schedule 2;

“Financial Year” means the relevant fiscal year as covered by the Service Provider’s management accounts;

“Group” means the group of companies to which the Parties belong at the date of this Agreement including Oak Hill Bio Holdings Ltd and of its all direct or indirect subsidiaries and branches (and other entities with which it shares common ownership);

“Intellectual Property Rights” means patents, utility models, rights to inventions, copyright and neighbouring and related rights, moral rights, trade marks and service marks, business names and the right to use domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

“OECD” means the Organisation for Economic Co-operation and Development;

“OECD Transfer Pricing Guidelines” means the OECD Transfer Pricing Guidelines for Multinational Enterprises and Tax Administrations (as amended, supplemented and/or replaced from time to time) which are applicable at the relevant date;

“Period” means any period for which an invoice is raised for the purpose of this Agreement or, if none, a fiscal period commencing on the first day of each Financial Year or such other period as the Parties may agree from time to time;

“Services” means the services more particularly described in Schedule 1;

“Term” has the meaning given in Clause 8.1;

“Transfer Pricing Documentation” means the transfer pricing policy of the Group and associated procedures, manuals and documents, each as amended and supplemented from time to time, that seeks to ensure that intra-group supplies are made on an Arm’s Length Basis and are consistent with the OECD Transfer Pricing Guidelines; and

“VAT” means value added tax and/or any similar tax on the sale or consumption of goods or services.

1.2	Unless expressly provided otherwise, a reference to:

(a)	a Clause or Schedule is a reference to a clause of or schedule to this Agreement;

(b)	any Party shall include that Party’s permitted assigns;

(c)	writing or written includes faxes and email;

(d)

a statute, statutory provision or other applicable law is a reference to it as amended, extended, re-enacted, consolidated or replaced from time to time, which shall include all subordinate legislation made from time to time under that statute or statutory provision; and

(e)

an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept shall, in respect of any jurisdiction other than England, be deemed to include a reference to what most nearly approximates to the English legal term in that jurisdiction.

1.3	In this Agreement:

(a)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(b)	clause and schedule headings do not affect the interpretation of this Agreement;

(c)	words in the singular include the plural and in the plural include the singular and any reference to a particular gender shall include a reference to the other;

(d)	any obligation on a Party not to do something includes an obligation not knowingly to allow that thing to be done; and

(e)

positive obligations on a Party to do something pursuant to this Agreement shall include an obligation upon that Party to procure that each or any of its employees, officers, representatives and advisers, as the case may be, also fulfil the said obligations.

2.	SERVICE PROVIDER’S OBLIGATIONS

2.1	During the Term and to the extent relevant to the performance of the Agreement, the Service Provider shall:

(a)	provide the Services in a timely manner, in good faith and with reasonable care, skill and diligence;

(b)	ensure that the Services meet or exceed any service levels agreed between the Parties from time to time;

(c)	comply with all Applicable Laws and all Group mandatory policies;

(d)

comply with all specifications, processes and other directions relating to the Services as shall be communicated to the Service Provider by the Recipient from time to time including design briefs, delivery models, budgets, agendas and directions;

(e)	provide the other Party with such information and support as may be reasonably required to enable the other Party to discharge its duties under this Agreement properly and efficiently;

(f)	provide the Services in such a way as not to cause any fault or malfunction in any related software, equipment or system of the Recipient or any third party;

(g)	use reasonable endeavours to meet any performance dates agreed between the Parties from time to time;

(h)	endeavour to respond as soon as reasonably practicable to any reasonable enquiries from the other Party; and

(i)

employ a sufficient number of suitably qualified dedicated employees and/or subcontractors as necessary to ensure the proper fulfilment of obligations under this Agreement and all such employees and subcontractors shall remain the responsibility of the Party appointing them at all times, and the Service Provider also confirms to the other that it has met all of the foregoing obligations on and from the Effective Date.

2.2

The Parties hereby acknowledge and agree that the intragroup administrative, strategic management and support services agreement dated 15 October 2024 between the Service Provider and the Recipient (the “Prior Agreement”) shall, on and with effect from the Effective Date, be terminated and superseded in its entirety by this Agreement, and that neither Party shall have any further rights or obligations under the Prior Agreement save in respect of any rights or liabilities which have accrued prior to the Effective Date.

2.3	The Parties acknowledge that the Services shall be provided by the Service Provider to the Recipient for the purposes of the Recipient’s business and in accordance with the terms of this Agreement.

2.4

Upon completion of any of the Services the Service Provider shall deliver to the Recipient all Deliverables so that the Recipient can confirm that such Deliverables conform to the agreed specifications and the requirements of this Agreement.

2.5	The Recipient will review such Deliverables and the Recipient shall notify the Service Provider of any and all Errors identified by the Recipient with respect to such Deliverables.

2.6

The Service Provider shall use its best endeavours to correct all such Errors and deliver a corrected version of such Deliverables, as the case may be, to the Recipient within a reasonable time after the date of the Recipient’s notice of such Errors. The Parties shall amicably resolve any disputes about the conformance of the Deliverables with the agreed specifications for the Services.

2.7

Each Party shall permit the other to have access to any records kept in connection with this Agreement, for the purposes of ensuring that each Party is complying with the terms of this Agreement, provided that the requesting Party provides reasonable advanced notice to the other Party of any access requests

2.8

Other than as expressly set out in this Clause 2, the Service Provider gives no warranties in respect of the provision of the Services and all warranties, conditions or other terms implied by statute, common law or otherwise are excluded to the fullest extent permitted by Applicable Laws.

2.9

Notwithstanding Clause 9.3, the Parties will regularly review the Services and may agree changes to the scope of the Services, the personnel providing the Services or the manner in which the Services are provided and will record any such changes in writing.

3.	RECIPIENT’S OBLIGATIONS

3.1	During the Term and to the extent relevant to the performance of the Agreement, the Recipient shall:

(a)	obtain, maintain and comply with all necessary licences, registrations, permits or approvals;

(b)	provide the Service Provider with timely instructions in relation to its requirements for the Services;

(c)

co-operate with the Service Provider in all matters relating to this Agreement and provide the Service Provider with such reports, information and assistance as it may reasonably require to enable it to provide the Services in accordance with this Agreement;

(d)

provide the Service Provider, its agents, sub-contractors, consultants and employees (as the case may be), with such access, information and assistance (in each case, at no charge) as the Service Provider may reasonably require to enable it to provide the Services;

(e)	not do or omit to do anything which may cause the Service Provider to lose any licence, authority, consent or permission on which it relies for the purpose of conducting its business;

(f)

keep the Service Provider up-to-date (through regular dialogue) in respect of any changes to the Recipient’s business or other changes of which the Recipient may become aware that may impact the matters governed by this Agreement and where possible, communicate such matters in sufficient time for an assessment of the impact to be jointly carried out;

(g)	comply with any policies, brand guidelines, procedures and processes agreed between the Parties from time to time; and

(h)	comply with all Applicable Laws and all Group mandatory policies.

3.2

The Recipient shall keep such records as are reasonably necessary for all matters covered by this Agreement and promptly comply with all or any reasonable requests of the Service Provider to review its records and any other reasonable request for information for the purposes of this Agreement.

4.	FEES AND PAYMENT

4.1	In consideration for the Service Provider providing the Services to the Recipient, the Recipient shall pay the Fees to Service Provider.

4.2	The Service Provider shall calculate and charge the Fees for each Period in accordance with the Transfer Pricing Documentation, Schedule 2 and this Clause 4 (which appear in order of precedence).

4.3

The Fees payable in relation to the Services shall be calculated in accordance with Schedule 2. The Fees specified in Schedule 2 shall be reviewed and may be updated from time to time by the Parties in accordance with the Transfer Pricing Documentation.

4.4

If either Party disputes any invoice or other request for payment, it shall immediately notify the other in writing. The Parties shall negotiate in good faith to attempt to resolve the dispute promptly.

4.5

Unless otherwise agreed between the Parties, Fees shall be invoiced by the Service Provider at such frequencies as are set out in the Transfer Pricing Documentation or as otherwise agreed between the Parties from time to time and satisfied by the Recipient in full within 90 days from the date on which the invoice is issued (the “Due Date”):

(a)	in United States dollars; and

(b)

by payment in cleared funds to the bank account nominated in writing by the receiving Party or by such other means as the receiving Party may notify to the paying Party from time to time (for example, by way of set-off against intercompany balances or the allocation of funds in shared Group accounting systems).

4.6

At the end of each Financial Year, where the Fees paid for any Period were calculated on estimates, forecasts or budgets, the Parties shall undertake a reconciliation exercise to determine any actual Fees and/or other sums due in respect of the entire Period, and the parties shall agree upon and deal with any balancing payments as follows:

(a)

if the estimated Fees that have been paid in respect of the entire Period are less than the actual Fees which are due for that Period, an equitable adjustment shall be made and the Service Provider shall invoice the Recipient for any additional Fees and/or other sums that remain outstanding for the Period, which the Recipient shall pay (or otherwise discharge) in full within 90 days from the date on which the balancing payment invoice is issued in accordance with clause 4.5 above; and

(b)

if the estimated Fees that have been paid are more than the actual Fees which are due for that Period, an equitable adjustment shall be made and the Service Provider shall pay (or otherwise discharge) to the Recipient any such overpayment of Fees and/or other sums which are due to the Recipient as a balancing payment, within 90 days from the date that the parties have concluded their reconciliation exercise.

4.7

All Fees and other amounts payable under this Agreement shall be paid without set-off, deduction or withholding of any kind, save only as may be required by Applicable Law. If any deduction or withholding is required in respect of tax:

(a)	to the extent practicable, each Party shall take any reasonable steps to mitigate such withholding or deduction; and

(b)	the paying Party shall promptly provide such evidence of that withholding as the recipient Party may reasonably require.

4.8

Unless otherwise specified between the Parties, all sums payable under this Agreement, or otherwise payable by one Party to the other Party under this Agreement are exclusive of any sales tax chargeable on the supplies for which such sums (or any part of them) are the whole or part of the consideration for sales tax (including VAT) purposes. The paying Party shall, on receipt of a valid sales tax (including VAT) invoice from the receiving Party, pay to the receiving Party such additional amounts in respect of sales tax (including VAT) as are chargeable on any such supplies.

4.9

Where one Party is required by this Agreement to reimburse or indemnify the other Party for any cost or expense, that first Party shall reimburse or indemnify the other Party for the full amount of the cost or expense, including any sales tax (including VAT) on that amount, except to the extent that the other Party is entitled to credit or repayment for that sales tax (including VAT) from any relevant tax authority.

4.10

Payments made under this Agreement are intended to represent amounts determined and payable on an Arm’s Length Basis in accordance with the Transfer Pricing Documentation. The Transfer Pricing Documentation may change over time, in order to reflect changing business conditions and as such, the Parties shall review the Fees payable pursuant to this Agreement and the other terms of this Agreement at regular intervals and shall make such changes and adjustments as may be required from time to time (including to any amounts paid or payable) to ensure that these contractual arrangements fully reflect and are in accordance with the Transfer Pricing Documentation and OECD Transfer Pricing Guidelines at all times. The Parties may agree changes to the Transfer Pricing Documentation at any time and will use reasonable endeavours to record such changes in writing.

4.11

If either Party fails to make any payment due under this Agreement within ninety (90) days of the Due Date, then, without prejudice to any other right or remedy available to the receiving Party, the defaulting Party shall, at the request of the receiving Party and in addition to the payment of the Fees, pay interest on the overdue amount at such rates as are stipulated in the Transfer Pricing Documentation. If no such rates are stipulated in the Transfer Pricing Documentation, the interest rate shall be two per cent (2%) per annum above the Bank of England base rate from time to time but at two per cent (2%) per annum for any period when that base rate is below zero per cent (0%) per annum.

5.	LIMITATION OF LIABILITY

5.1	Nothing in this Agreement limits or excludes either Party’s liability for:

(a)	death or personal injury caused by its negligence;

(b)	fraud or fraudulent misrepresentation; or

(c)	any other liability which cannot be limited or excluded by Applicable Laws.

5.2

Subject to Clause 5.1 neither Party will be liable to the other (or to any person claiming through the other Party) in contract, tort (including without limitation negligence), breach of statutory duty, or otherwise for any loss, whether direct or indirect, of business, revenue, profits, anticipated savings, or wasted expenditure, corruption or destruction of data or for any indirect, special or consequential loss whatsoever.

5.3

Subject to Clauses 5.1 and 5.2, each Party’s liability to the other in any twelve (12) month period whether in contract, tort (including negligence or breach of statutory duty howsoever arising), misrepresentation (whether innocent or negligent), restitution or otherwise, arising under or in connection with this Agreement, will not exceed the total Fees payable by the Recipient to the Service Provider in respect of such twelve (12) month period.

6.	DATA PROTECTION

6.1

Each Party shall, at its own expense, ensure that it complies, and assists the other Party to comply, with the requirements of relevant legislation and regulatory requirements in force from time to time relating to the use of personal data and the privacy of electronic communications, including the Data Protection Legislation.

6.2

To the extent that either Party processes personal data (within the meaning of the Data Protection Legislation) in the performance of this Agreement, including any obligation to share personal data with the other Party, and to the extent required under Data Protection Legislation, the Parties shall enter into separate data sharing arrangements to set out the terms on which any such personal data is shared or otherwise processed between them (“Data Sharing Agreement”) and the terms of any such Data Sharing Agreement (as updated, amended or replaced from time to time during the Term) shall be deemed incorporated into and to form a part of this Agreement, as if it were set out in the body of this Agreement.

7.	INTELLECTUAL PROPERTY

7.1

The Recipient and its licensors shall retain ownership of all Intellectual Property Rights in all documents, information, items and materials which the Recipient provides to the Service Provider in connection with the Services.

7.2

In consideration for the rights and obligations under this Agreement, the Service Provider hereby assigns to the Recipient, and shall procure the assignment from the Service Provider’s employees, officers and contractors, all right, title and interest in the Arising IP (subject to customary exclusions for improvements to a contractors background Intellectual Property Rights). The Service Provider agrees to execute (or procure that the relevant Service Provider employees, officers and contractors executes) all documents and assignments and do all such things as may reasonably be requested by the Recipient from time to time to perfect the Recipient’s title to the Arising IP, including registering the Recipient as owner of the Arising IP.

7.3	The Service Provider hereby waives all moral rights in any copyright works assigned to the Recipient under this Agreement, to the fullest extent permitted by law.

7.4

In the event that, as a matter of law, any of the rights set out in Clause 7.2 are not assignable by the Service Provider to the Recipient, the Service Provider shall, and hereby does, grant to the Recipient an exclusive, irrevocable, worldwide, perpetual, royalty-free, fully paid-up licence to all such rights for any purpose whatsoever.

7.5

The Recipient grants to the Service Provider a non-exclusive, revocable, royalty-free licence to use the Recipient’s Intellectual Property Rights solely for the purposes of performing the Services during the Term, in accordance with the terms of this Agreement.

8.	TERM AND TERMINATION

8.1	This Agreement shall be effective from and including the Effective Date and shall remain in effect until terminated in accordance with this Clause 8 (the “Term”).

8.2	Save as otherwise agreed between the Parties, this Agreement may be terminated at any time by either Party on giving at least three (3) months’ written notice to the other.

8.3	Either Party may terminate this Agreement with immediate effect on written notice to the other if:

(a)	there is a Change of Control of the other Party (save where the Change of Control results in Control of such Party remaining within the Group);

(b)

the other Party commits a breach of this Agreement and that breach is a repeated breach, an irremediable material breach or a remediable material breach that has not been remedied within thirty (30) days of receiving notice from the terminating Party; or

(c)

the other Party ceases or threatens to cease to carry on all or part of its business; has a liquidator (both provisional and following a winding up), receiver (including a fixed charge receiver), administrative receiver, administrator, nominee, supervisor or other similar officer appointed in respect of itself or any of its assets under the law of any relevant jurisdiction; or in the reasonable opinion of the terminating Party, the other Party is unable to pay its debts.

8.4	On termination of this Agreement:

(a)	all outstanding sums payable by one Party to the other under this Agreement shall immediately become due and payable;

(b)

all rights and licences granted pursuant to this Agreement shall cease, save that the assignment of Intellectual Property Rights pursuant to Clause 7.2 and any licence granted pursuant to Clause 7.4 shall survive termination; and

(c)	where requested by the other Party, each Party shall promptly return or deliver to the other Party:

(i)	all equipment, data (including personal data), materials and property belonging to the other Party that the other Party had supplied to it in connection with this Agreement; and

(ii)	all documents and materials containing the other Party’s confidential information and/or intellectual property that it has received in connection with this Agreement;

(d)

the Service Provider shall deliver to the Recipient all Deliverables which exist at the date of termination, whether or not complete, and shall immediately assign to the Recipient all Arising IP, to the extent such Arising IP has not already been assigned to the Recipient in accordance with clause 7.2;

(e)	if so requested by the other Party, erase all the confidential information and personal data belonging to the other Party from its computer systems (to the extent possible); and

(f)	on request, certify in writing to the other Party that it has complied with the requirements of this clause 8.4.

8.5	To the extent that any costs arise in connection with the termination of this Agreement, the Parties shall allocate such costs between themselves on an Arm’s Length Basis.

8.6

Termination of this Agreement shall not prejudice either of the Parties’ rights and remedies which have accrued as at termination nor affect any provisions of this Agreement that expressly or by implication survive termination, which provision shall remain in full force and effect.

9.	GENERAL

9.1	Confidentiality

(a)	During the Term and for three (3) years after termination, each Party will:

(i)	keep the other Party’s confidential information confidential;

(ii)	not without the consent of the disclosing Party, disclose it to any person whatever; or

(iii)	not use or exploit it commercially for any purposes other than to exercise its rights or perform its obligations under or in connection with this Agreement.

(b)	The consent referred to in Clause 9.1(a) above will not be required for disclosure by a Party of any of the other Party’s confidential information:

(i)	to its employees, contractors, advisers and agents, in each case, to the extent required to enable such Party to carry out its obligations under this Agreement; or

(ii)

to the extent required by any law, supervisory, regulatory or governmental body to which either Party is subject or pursuant to any order of any competent court or other authority or tribunal, in each case, wherever situated.

9.2	Force majeure

(a)

Neither Party shall be held in breach of its obligations in this Agreement nor liable for delay or failure in performing its obligations under this Agreement to the extent that its due performance or observance of such obligations (except payment of any Fees hereunder) is prevented or delayed by reason of such delay or failure or result from any event or circumstance to the extent it is beyond the reasonable control of the relevant Party, could not have been prevented by reasonable precautions and could not have been reasonably circumvented by the affected Party through the use of alternate sources, workaround plans, or other commercially reasonable means (a “Force Majeure Event”).

(b)	A Party affected by a Force Majeure Event shall promptly notify the other Party.

(c)	If the Force Majeure Event persists for more than thirty (30) days, the Party not affected may terminate this Agreement immediately on written notice to the affected Party.

9.3	Variation

With the exception of changes to the Services or the Transfer Pricing Documentation agreed in accordance with Clause 2.9 and Clause 4.10 respectively, no variation of this Agreement shall be effective unless and until it is in writing and signed by or on behalf of the Parties.

9.4	Waiver and Remedies

Any waiver of any right under this Agreement is only effective if it is in writing and it applies only to the Party to whom the waiver is addressed and to the circumstances for which it is given. No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by Applicable Law constitutes a waiver of such right or remedy nor shall it prevent any future exercise or enforcement thereof. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy or other rights or remedies. The rights and remedies provided by this Agreement are cumulative and do not exclude any rights or remedies provided by law.

9.5	Assignment and subcontracting

(a)

A Party may not assign, transfer, encumber, create a trust over, or otherwise deal with, any of its rights or obligations under this Agreement nor attempt, or purport, to do so without the prior written consent of the other Party. Such consent will not be required where the assignee, subcontractor, transferee, mortgagee, chargee, trustee or similar is a member of the Group.

(b)

A Party may subcontract any of its obligations under this Agreement. It shall be liable for the performance of any such subcontractor and shall be responsible for the acts and omissions of such subcontractors as if they were its own.

9.6	Severability

Except as expressly stated in this Agreement, the invalidity, illegality or unenforceability of a provision of this Agreement under the law of any jurisdiction does not affect the validity, legality or enforceability of another provision of this Agreement in that jurisdiction or any other jurisdiction. If a provision of this Agreement (or part of any provision) is or becomes illegal, invalid or unenforceable, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted.

9.7	No partnership nor agency

The Parties acknowledge they are independent contractors. Nothing in this Agreement is intended to, or will operate to create a partnership, employment or fiduciary relationship between the Parties (other than the relationship between service provider and recipient) or to authorise either Party to make or enter into any commitments on the other Party’s behalf or otherwise bind the other Party in any way.

9.8	Counterparts

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart shall be deemed to be an original, but all counterparts shall together constitute one and the same instrument.

9.9	Notices

(a)

Notices relating to this Agreement must be in writing and delivered by hand, sent by pre-paid airmail, by hand or by email to the recipient Party at the address set out in this Agreement or such other address or email address as such Party may notify from time to time. Notices will be deemed to have been received if delivered by hand, at the time of delivery; if sent by pre-paid airmail, at 9am on the fifth (5th) Business Day after posting; and if sent by email, at 9am on the next Business Day after sending.

(b)	The provisions of Clause 9.9(a) shall not apply to the service of any proceedings or other documents in any legal action.

9.10	Third parties

(a)

This Agreement is binding upon and solely for the benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or confers upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

(b)	No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement.

9.11	Entire agreement

(a)

This Agreement, the documents referred to in it, and the Transfer Pricing Documentation constitute the entire agreement and understanding of the Parties and supersedes and extinguishes any previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to the subject matter of this Agreement.

(b)	Save as expressly provided, and to the extent they may be excluded by contract, this Agreement excludes any warranty, covenants, condition or undertakings which may be implied by Applicable Laws.

9.12	Governing law and Jurisdiction

This Agreement and any disputes or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the laws of England and Wales and the Parties submit to the non-exclusive jurisdiction of the English courts.

9.13	Language

(a)	This Agreement is concluded in the English language. If this Agreement is translated into any other language, the English language text shall prevail.

(b)

Any notice given under or in connection with this Agreement shall be in the English language. All other documents provided under or in connection with this Agreement shall be in the English language or accompanied by an English translation. If such document is translated into any other language, the English language text shall prevail unless the document is a constitutional, statutory or other official document.

SCHEDULE 1

SERVICES

The Services are more particularly described in the Transfer Pricing Documentation and shall include all or any of the following services:

a)	Strategic management and advisory services as required by the Recipient.

b)

Administrative support services as required by the Recipient, which may include (without limitation) payroll, accounts receivable, accounts payable, general administrative services, corporate and public relations, meeting coordination and travel planning, accounting and auditing, tax, budgeting, treasury activities, staffing and recruiting, training and employee development, benefits, information and technology services, legal services, compliance and governance support, insurance claims management, purchasing and other similar services, together with such other support services as may be agreed between the Parties from time to time.

SCHEDULE 2

CALCULATION OF FEES

The Fees set forth in this Schedule 2 represent the entire amount to be paid by the Recipient in connection with the Service Provider’s performance of the Services and any and all other costs and expenses associated with the Services or this Agreement. All Fees and expenses shall be invoiced and payable in United States dollars. Except as otherwise agreed to by the Parties from time to time, the Recipient shall compensate the Service Provider for its Services rendered and costs incurred under this Agreement in accordance with the following:

Fees = Costs + (Costs × Mark-Up Percentage) + Pass-Through Costs

where:

“Mark-Up Percentage” means the mark-up percentage that the Parties mutually agree in writing is consistent with the Transfer Pricing Documentation and calculated on an Arm’s Length Basis. The Parties shall review and (if necessary) update the Mark-Up Percentage from time to time (as may be required) and on an annual basis.

“Costs” means the direct and indirect costs (including allocation of relevant overheads but excluding Pass-Through Costs) incurred by the Service Provider in respect of the relevant Period on the provision of the relevant Services to the Recipient in that Period based on the Service Provider’s management accounts and all other relevant financial information of the Service Provider, including any audited accounts prepared in accordance with the relevant generally accepted accounting practice and, where relevant, utilising appropriate allocation keys.

“Pass-Through Costs” means any reasonable and actual out-of-pocket third party costs incurred by the Service Provider in connection with the provision of the Services to the extent the Recipient is the beneficiary of the services performed by such third party. Pass-Through Costs shall be reimbursed by the Recipient at cost without mark-up.

This Agreement has been entered into on the date stated at the beginning of it.

Signed on behalf of Oak Hill Bio Holdings Ltd

Signature of director/authorised signatory	/s/ Mark McHale

Name of director/authorised signatory	Mark McHale

Signed on behalf of OHB Pediatrics Ltd

Signature of director/authorised signatory	/s/ Josh Distler

Name of director/authorised signatory	Josh Distler

OAK HILL GROUP

INTRA-GROUP ADMINISTRATIVE, STRATEGIC MANAGEMENT AND SUPPORT SERVICES AGREEMENT

THIS AGREEMENT shall be effective on and from 1 October 2026.

PARTIES

1)

Oak Hill Bio Corp. a company incorporated and registered in the United States with company identifying number 87-3242941 whose registered office is located at 1209 N Orange St, Wilmington, New Castle County, DE, US, 19801 (the “Service Provider”); and

2)

OHB Pediatrics Ltd a company incorporated and registered in the United Kingdom with company number 15958711 whose registered office is located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT (the “Recipient”),

each being a “Party” to this Agreement, and collectively the “Parties”.

BACKGROUND

(A)

The Parties are members of the Group (as defined below). The Group develops life-changing medicines for extremely preterm infants and patients suffering from rare autoimmune, neurological and genetic disorders.

(B)

The Service Provider undertakes certain administrative support, research and development and strategic management services for the benefit of the Recipient in accordance with the terms and conditions of this Agreement. If the Service Provider did not provide such Services, the Recipient would have to undertake the Services on its own behalf or outsource the Services to a third-party provider.

(C)

The Parties have been acting in accordance with this Agreement on and from the Effective Date and have agreed that this Agreement will formalise the basis upon which the Services have been provided and received by the Parties on and from the Effective Date. The Parties agree that all current and future supplies of Services will be subject to the terms and conditions of this Agreement.

(D)

The Parties acknowledge that they have agreed to provide and receive the Services pursuant to this Agreement on an Arm’s Length Basis in accordance with the principles set out in the OECD Transfer Pricing Guidelines. The Transfer Pricing Documentation may change over time, in order to reflect changing business conditions and as such, the Parties shall review the terms of this Agreement at regular intervals to ensure that these contractual arrangements fully reflect and are in accordance with the Transfer Pricing Documentation and OECD Transfer Pricing Guidelines. Accordingly, the Parties shall make such amendments to this Agreement (including to amounts paid or payable) as may be required from time to time to achieve this objective.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise:

“Agreement” means this agreement;

“Applicable Laws” means:

(a)

all applicable laws, statutes, orders, rules, provisions, regulations, directives and guidelines that have legal effect, whether local, national, international or otherwise, existing from time to time, including but not limited to all regulators’ rules, requirements, standards and guidelines; and

(b)

the terms of any order, permit, authorisation, licence, consent, permission, exemption or other approval and any codes of practice that would be observed by a reasonable and prudent operator and which are relevant to the performance of this Agreement;

“Arising IP” means Intellectual Property Rights in and to the Deliverables or which otherwise came into existence as a result of the provision of Services under this Agreement;

“Arm’s Length Basis” is a reference to pricing and conditions which would be obtained between independent enterprises in comparable transactions and comparable circumstances, in accordance with the principles set out in the OECD Transfer Pricing Guidelines;

“Business Day” means a day which is other than a Saturday, Sunday or a public holiday in England and Wales when banks in London are open for general banking business;

“Control” means the power of a person to secure that the affairs of a body corporate are conducted in accordance with the wishes of that person (or persons):

(a)	by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b)	by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate;

and a “Change of Control” occurs if a person who controls any body corporate ceases to do so or if another person acquires control of it;

“Data Protection Legislation” means all Applicable Laws relating to personal data protection and privacy which are in force from time to time and relevant to the Services or which apply to a Party relating to the use of personal data (including the privacy of electronic communications);

“Deliverables” means any output of the Services to be provided by the Service Provider to the Recipient, including any documents, products and materials provided by the Service Provider to the Recipient in relation to the Services;

“Due Date” has the meaning given to it in Clause 6.4;

“Effective Date” means the date of this Agreement;

“Error” means any error, defect, bug or other problem in any of the Deliverables, which results in any failure of such Deliverables to conform to their specification;

“Fees” means the fees payable by the Recipient for the Services pursuant to this Agreement as calculated in accordance with Clause 6 and Schedule 2;

“Financial Year” means the relevant fiscal year as covered by the Service Provider’s management accounts;

“Group” means the group of companies to which the Parties belong at the date of this Agreement including Oak Hill Bio Holdings Ltd and all of its direct or indirect subsidiaries and branches (and other entities with which it shares common ownership);

“Intellectual Property Rights” means patents, utility models, rights to inventions, copyright and neighbouring and related rights, moral rights, trade marks and service marks, business names and the right to use domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

“OECD” means the Organisation for Economic Co-operation and Development;

“OECD Transfer Pricing Guidelines” means the OECD Transfer Pricing Guidelines for Multinational Enterprises and Tax Administrations (as amended, supplemented and/or replaced from time to time) which are applicable at the relevant date;

“Period” means any period for which an invoice is raised for the purpose of this Agreement or, if none, a fiscal period commencing on the first day of each Financial Year or such other period as the Parties may agree from time to time;

“Services” means the services more particularly described in Schedule 1;

“Term” has the meaning given in Clause 7;

“Transfer Pricing Documentation” means the transfer pricing policy of the Group and associated procedures, manuals and documents, each as amended and supplemented from time to time, that seeks to ensure that intra-group supplies are made on an Arm’s Length Basis and are consistent with the OECD Transfer Pricing Guidelines; and

“VAT” means value added tax and/or any similar tax on the sale or consumption of goods or services.

1.2	Unless expressly provided otherwise, a reference to:

(a)	a Clause or Schedule is a reference to a clause of or schedule to this Agreement;

(b)	any Party shall include that Party’s permitted assigns;

(c)	writing or written includes faxes and email;

(d)

a statute, statutory provision or other applicable law is a reference to it as amended, extended, re-enacted, consolidated or replaced from time to time, which shall include all subordinate legislation made from time to time under that statute or statutory provision; and

(e)

an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept shall, in respect of any jurisdiction other than England, be deemed to include a reference to what most nearly approximates to the English legal term in that jurisdiction.

1.3	In this Agreement:

(a)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(b)	clause and schedule headings do not affect the interpretation of this Agreement;

(c)	words in the singular include the plural and in the plural include the singular and any reference to a particular gender shall include a reference to the other;

(d)	any obligation on a Party not to do something includes an obligation not knowingly to allow that thing to be done; and

(e)

positive obligations on a Party to do something pursuant to this Agreement shall include an obligation upon that Party to procure that each or any of its employees, officers, representatives and advisers, as the case may be, also fulfil the said obligations.

2.	SERVICE PROVIDER’S OBLIGATIONS

2.1

On and from the Effective Date and on the terms as set out in this Agreement, the Service Provider shall provide the Services to the Recipient in consideration for the payment of Fees by the Recipient to the Service Provider.

2.2

The Parties hereby acknowledge and agree that the intragroup research, development administrative and strategic management services agreement dated 1 January 2025 between the Service Provider and the Recipient (the “Prior Agreement”) shall, on and with effect from the Effective Date, be terminated and superseded in its entirety by this Agreement, and that neither Party shall have any further rights or obligations under the Prior Agreement save in respect of any rights or liabilities which have accrued prior to the Effective Date.

2.3	The Parties acknowledge that the Services shall be provided by the Service Provider to the Recipient for the purposes of the Recipient’s business and in accordance with the terms of this Agreement.

2.4

Notwithstanding Clause 10.3, the Parties will regularly review the Services and may agree changes to the scope of the Services, the personnel providing the Services or the manner in which the Services are provided and will record any such changes in writing.

3.	GENERAL OBLIGATIONS

3.1	During the Term and to the extent relevant to the performance of this Agreement, the Service Provider shall:

(a)	provide the Services in a timely manner, in good faith and with reasonable care, skill and diligence;

(b)	ensure that the Services meet or exceed any service levels agreed between the Parties from time to time;

(c)	comply with all Applicable Laws and all Group mandatory policies;

(d)

comply with all specifications, processes and other directions relating to the Services as shall be communicated to the Service Provider by the Recipient from time to time including design briefs, delivery models, budgets, agendas and directions;

(e)	provide the other Party with such information and support as may be reasonably required to enable the other Party to discharge its duties under this Agreement properly and efficiently;

(f)	provide the Services in such a way as not to cause any fault or malfunction in any related software, equipment or system of the Recipient or any third party;

(g)	use reasonable endeavours to meet any performance dates agreed between the Parties from time to time;

(h)	endeavour to respond as soon as reasonably practicable to any reasonable enquiries from the other Party; and

(i)

employ a sufficient number of suitably qualified dedicated employees and/or subcontractors as necessary to ensure the proper fulfilment of obligations under this Agreement and all such employees and subcontractors shall remain the responsibility of the Party appointing them at all times, and the Service Provider also confirms to the other that it has met all of the foregoing obligations on and from the Effective Date.

3.2

Upon completion of any of the Services the Service Provider shall deliver to the Recipient all Deliverables so that the Recipient can confirm that such Deliverables conform to the agreed specifications and the requirements of this Agreement.

3.3	The Recipient will review such Deliverables and the Recipient shall notify the Service Provider of any and all Errors identified by the Recipient with respect to such Deliverables.

3.4

The Service Provider shall use its best endeavours to correct all such Errors and deliver a corrected version of such Deliverables, as the case may be, to the Recipient within a reasonable time after the date of the Recipient’s notice of such Errors. The Parties shall amicably resolve any disputes about the conformance of the Deliverables with the agreed specifications for the Services.

3.5

Other than as expressly set out in this Clause 3, the Service Provider gives no warranties in respect of the provision of the Services and all warranties, conditions or other terms implied by statute, common law or otherwise are excluded to the fullest extent permitted by Applicable Laws.

3.6

Each Party shall permit the other to have access to any records kept in connection with this Agreement, for the purposes of ensuring that each Party is complying with the terms of this Agreement, provided that the requesting Party provides reasonable advanced notice to the other Party of any access requests.

4.	RECIPIENT’S OBLIGATION

4.1	During the Term, the Recipient shall:

obtain, maintain and comply with all necessary licences, registrations, permits or approvals;

(a)	provide the Service Provider with timely instructions in relation to its requirements for the Services;

(b)

co-operate with the Service Provider in all matters relating to this Agreement and provide the Service Provider with such reports, information and assistance as it may reasonably require to enable it to provide the Services in accordance with this Agreement;

(c)

provide the Service Provider, its agents, sub-contractors, consultants and employees (as the case may be), with such access, information and assistance (in each case, at no charge) as the Service Provider may reasonably require to enable it to provide the Services;

(d)	not do or omit to do anything which may cause the Service Provider to lose any licence, authority, consent or permission on which it relies for the purpose of conducting its business;

(e)

keep the Service Provider up-to-date (through regular dialogue) in respect of any changes to the Recipient’s business or other changes of which the Recipient may become aware that may impact the matters governed by this Agreement and where possible, communicate such matters in sufficient time for an assessment of the impact to be jointly carried out;

(f)	comply with any policies, brand guidelines, procedures and processes agreed between the Parties from time to time; and

(g)	comply with all Applicable Laws and all Group mandatory policies.

4.2

The Recipient shall keep such records as are reasonably necessary for all matters covered by this Agreement and promptly comply with all or any reasonable requests of the Service Provider to review its records and any other reasonable request for information for the purposes of this Agreement.

5.	INTELLECTUAL PROPERTY

5.1

The Recipient and its licensors shall retain ownership of all Intellectual Property Rights in all documents, information, items and materials which the Recipient provides to the Service Provider in connection with the Services.

5.2

In consideration for the rights and obligations under this Agreement, the Service Provider hereby assigns to the Recipient, and shall procure the assignment from the Service Provider’s employees, officers and contractors, all right, title and interest in the Arising IP (subject to customary exclusions for improvements to a contractors background Intellectual Property Rights). The Service Provider agrees to execute (or procure that the relevant Service Provider employees, officers and contractors executes) all documents and assignments and do all such things as may reasonably be requested by the Recipient from time to time to perfect the Recipient’s title to the Arising IP, including registering the Recipient as owner of the Arising IP.

5.3	The Service Provider hereby waives all moral rights in any copyright works assigned to the Recipient under this Agreement, to the fullest extent permitted by law.

5.4

In the event that, as a matter of law, any of the rights set out in clause 5.2 are not assignable by the Service Provider to the Recipient, the Service Provider shall, and hereby does, grant to the Recipient an exclusive, irrevocable, worldwide, perpetual, royalty-free, fully paid-up, license to all such rights for any purpose whatsoever.

5.5

The Recipient grants to the Service Provider a non-exclusive, revocable, royalty free licence to use the Recipient’s Intellectual Property Rights solely for the purposes of performing the Services during the Term, in accordance with the terms of this Agreement.

6.	FEES AND PAYMENT

6.1	In consideration for the Service Provider providing the Services to the Recipient, the Recipient shall pay the Fees to Service Provider.

6.2	The Service Provider shall calculate and charge the Fees for each Period in accordance with the Transfer Pricing Documentation, Schedule 2 and this Clause 6 (which appear in order of precedence).

6.3

The Fees payable in relation to the Services shall be calculated in accordance with Schedule 2. The Fees specified in Schedule 2 shall be reviewed and may be updated from time to time by the Parties in accordance with the Transfer Pricing Documentation.

6.4

Unless otherwise agreed between the Parties, Fees shall be invoiced by the Service Provider at such frequencies as are set out in the Transfer Pricing Documentation or as otherwise agreed between the Parties from time to time and satisfied by the Recipient in full within 90 days from the date on which the invoice is issued (the “Due Date”):

(a)	in United States dollars; and

(b)

by payment in cleared funds to the bank account nominated in writing by the receiving Party or by such other means as the receiving Party may notify to the paying Party from time to time (for example, by way of set-off against intercompany balances or the allocation of funds in shared Group accounting systems).

6.5

If either Party disputes any invoice or other request for payment, it shall immediately notify the other in writing. The Parties shall negotiate in good faith to attempt to resolve the dispute promptly.

6.6

At the end of each Financial Year, where the Fees paid for the Period were calculated on estimates or budgets, the Service Provider shall undertake a reconciliation exercise to determine any actual Fees and/or other sums due in respect of the entire Period, and the parties shall agree upon and deal with any balancing payments as follows:

(a)

if the estimated Fees that have been paid in respect of the entire Period are less than the actual Fees which are due for that Period, an equitable adjustment shall be made and the Service Provider shall invoice the Recipient for any additional Fees and/or other sums that remain outstanding for the Period, which the Recipient shall pay (or otherwise discharge) in full within 90 days from the date on which the balancing payment invoice is issued in accordance with clause 6.4 above; or

(b)

if the estimated Fees that have been paid are more than the actual Fees which are due for that Period, an equitable adjustment shall be made and the Service Provider shall pay (or otherwise discharge) to the Recipient any such overpayment of Fees and/or other sums which are due to the Recipient as a balancing payment, within 90 days from the date that the parties have concluded their reconciliation exercise.

6.7

All Fees and other amounts payable under this Agreement shall be paid without set-off, deduction or withholding of any kind, save only as may be required by Applicable Law. If any deduction or withholding is required in respect of tax:

(a)	to the extent practicable, each Party shall take any reasonable steps to mitigate such withholding or deduction; and

(b)	the paying Party shall promptly provide such evidence of that withholding as the recipient Party may reasonably require.

6.8

Unless otherwise specified between the Parties, all sums payable under this Agreement, or otherwise payable by one Party to the other Party under this Agreement are exclusive of any sales tax chargeable on the supplies for which such sums (or any part of them) are the whole or part of the consideration for sales tax purposes. The paying Party shall, on receipt of a valid tax invoice from the receiving Party, pay to the receiving Party such additional amounts in respect of sales tax as are chargeable on any such supplies.

6.9

Where one Party is required by this Agreement to reimburse or indemnify the other Party for any cost or expense, that first Party shall reimburse or indemnify the other Party for the full amount of the cost or expense, including any VAT on that amount, except to the extent that the other Party is entitled to credit or repayment for that VAT from any relevant tax authority.

6.10

Payments made under this Agreement are intended to represent amounts determined and payable on an Arm’s Length Basis in accordance with the Transfer Pricing Documentation. The Transfer Pricing Documentation may change over time, in order to reflect changing business conditions and as such, the Parties shall review the Fees payable pursuant to this Agreement and the other terms of this Agreement at regular intervals and shall make such changes and adjustments as may be required from time to time (including to any amounts paid or payable) to ensure that these contractual arrangements fully reflect and are in accordance with the Transfer Pricing Documentation and OECD Transfer Pricing Guidelines at all times. The Parties may agree changes to the Transfer Pricing Documentation at any time and will use reasonable endeavours to record such changes in writing.

6.11

If either Party fails to make any payment due under this Agreement within ninety (90) days of the Due Date, then, without prejudice to any other right or remedy available to the receiving Party, the defaulting Party shall, at the request of the receiving Party and in addition to the payment of the Fees, pay interest on the overdue amount at such rates as are stipulated in the Transfer Pricing Documentation. If no such rates are stipulated in the Transfer Pricing Documentation, the interest rate shall be two per cent (2%) per annum above the Bank of England base rate from time to time but at two per cent (2%) per annum for any period when that base rate is below zero per cent (0%) per annum.

7.	TERM AND TERMINATION

7.1	This Agreement shall be effective from and including the Effective Date and shall remain in effect until terminated in accordance with this Clause 7 (the “Term”).

7.2	Save as otherwise agreed between the Parties, this Agreement may be terminated at any time by either Party on giving at least three (3) months’ written notice to the other.

7.3	Either Party may terminate this Agreement with immediate effect (or following such notice period as it sees fit) by giving written notice to the other Party if:

(a)	there is a Change of Control of the other Party (save where the Change of Control results in Control of such Party remaining within the Group);

(b)

the other Party commits a breach of this Agreement and that breach is a repeated breach, an irremediable material breach or a remediable material breach that has not been remedied within thirty (30) days of receiving notice from the terminating Party; or

(c)

the other Party ceases or threatens to cease to carry on all or part of its business; has a liquidator (both provisional and following a winding up), receiver (including a fixed charge receiver), administrative receiver, administrator, nominee, supervisor or other similar officer appointed in respect of itself or any of its assets under the law of any relevant jurisdiction; or in the reasonable opinion of the terminating Party, the other Party is unable to pay its debts.

7.4	On termination of this Agreement:

(a)	all outstanding sums payable by one Party to the other under this Agreement shall immediately become due and payable;

(b)

all rights and licences granted pursuant to this Agreement shall cease, save that the assignment of Intellectual Property Rights pursuant to Clause 5.2 and any licence granted pursuant to Clause 5.4 shall survive termination; and

(c)	where requested by the other Party, each Party shall promptly return or deliver to the other Party:

(i)	all equipment, data (including personal data), materials and property belonging to the other Party that the other Party had supplied to it in connection with this Agreement; and

(i)	all documents and materials containing the other Party’s confidential information and/or intellectual property that it has received in connection with this Agreement;

(d)

the Service Provider shall deliver to the Recipient all Deliverables which exist at the date of termination, whether or not complete, and shall immediately assign to the Recipient all Arising IP, to the extent such Arising IP has not already been assigned to the Recipient in accordance with clause 5.2;

(e)

if so requested by the other Party, erase some or all of the other Party’s confidential information and personal data belonging to the other Party from its computer systems (to the extent reasonable and possible); and

(f)	on request, certify in writing to the other Party that it has complied with the requirements of this Clause 7.3.

7.5	To the extent that any costs arise in connection with the termination of this Agreement, the Parties shall allocate such costs between themselves on an Arm’s Length Basis.

7.6

Termination of this Agreement shall not prejudice either of the Parties’ rights and remedies which have accrued as at termination nor affect any provisions of this Agreement that expressly or by implication survive termination, which provision shall remain in full force and effect.

8.	LIMITATION OF LIABILITY

8.1	Nothing in this agreement limits or excludes either Party’s liability for:

(a)	death or personal injury caused by its negligence;

(b)	fraud or fraudulent misrepresentation; or

(c)	any other liability which cannot be limited or excluded by applicable law.

8.2

Subject to Clause 8.1 neither Party will be liable to the other (or to any person claiming through the other Party) in contract, tort (including negligence), breach of statutory duty, or otherwise for any loss, whether direct or indirect, of business, revenue, profits, anticipated savings, or wasted expenditure, corruption or destruction of data or for any indirect, special or consequential loss whatsoever.

8.3

Subject to Clauses 8.1 and 8.2, each Party’s liability to the other in any twelve (12) month period whether in contract, tort (including without limitation negligence), breach of statutory duty (howsoever arising), misrepresentation (whether innocent or negligent), restitution or otherwise, arising under or in connection with this Agreement, will not exceed the total Fees payable by the Recipient to the Service Provider in respect of such twelve (12) month period.

9.	DATA PROTECTION

9.1

To the extent that either party processes personal data (within the meaning of Data Protection Legislation) in the performance of this Agreement, including any obligation to share personal data with the other party, and to the extent required under Data Protection Legislation, the Parties shall enter into separate data sharing arrangements to set out the terms on which any such personal data is shared or otherwise processed between them (“Data Sharing Agreement”) and the terms of any such Data Sharing Agreement (as updated, amended or replaced from time to time during the Term) shall be deemed incorporated into and to form a part of this Agreement, as if it were set out in the body of this Agreement.

9.2

Each Party shall, at its own expense, ensure that it complies, and assists the other Party to comply, with the requirements of all Applicable Laws, relevant legislation and regulatory requirements in force from time to time relating to the use of personal data and the privacy of electronic communications, including the Data Protection Legislation.

10.	GENERAL

10.1	Confidentiality

(a)	During the Term and for three (3) years after termination, each Party will:

(i)	keep the other Party’s confidential information confidential;

(ii)	not, without the consent of the disclosing Party, disclose it to any person; or

(iii)	not use or exploit it commercially for any purposes other than to exercise its rights or perform its obligations under or in connection with this Agreement.

(b)	The consent referred to in clause 10.1(a)(ii) above will not be required for disclosure by a Party of any of the other Party’s confidential information:

(i)	to its employees, contractors, advisers and agents, in each case, to the extent required to enable such Party to carry out its obligations under this Agreement; or

(ii)

to the extent required by any law, supervisory, regulatory or governmental body to which either Party is subject or pursuant to any order of any competent court or other authority or tribunal, in each case, wherever situated.

10.2	Force Majeure

(a)

Neither Party shall be held in breach of its obligations in this Agreement nor liable for delay or failure in performing its obligations under this Agreement to the extent that its due performance or observance of such obligations (except payment of any Fees hereunder) is prevented or delayed by reason of such delay or failure or result from any event or circumstance to the extent it is beyond the reasonable control of the relevant Party, could not have been prevented by reasonable precautions and could not have been reasonably circumvented by the affected Party through the use of alternate sources, workaround plans, or other commercially reasonable means (a “Force Majeure Event”).

(b)	A Party affected by a Force Majeure Event shall promptly notify the other Party.

(c)	If the Force Majeure Event persists for more than 30 days, the Party not affected may terminate this Agreement immediately on written notice to the affected Party.

10.3	Variation

With the exception of changes to the Services or the Transfer Pricing Documentation agreed in accordance with Clause 2.4 and Clause 6.10 respectively, no variation of this Agreement shall be effective unless and until it is in writing and signed by or on behalf of the Parties.

10.4	Waiver and Remedies

Any waiver of any right under this Agreement is only effective if it is in writing and it applies only to the Party to whom the waiver is addressed and to the circumstances for which it is given. No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by Applicable Laws constitutes a waiver of such right or remedy nor shall it prevent any future exercise or enforcement thereof. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy or other rights or remedies. The rights and remedies provided by this Agreement are cumulative and do not exclude any rights or remedies provided by law.

10.5	Assignment and Subcontracting

(a)

A Party may not assign, transfer, encumber, create a trust over, or otherwise deal with, any of its rights or obligations under this Agreement nor attempt, or purport, to do so without the prior written consent of the other Party. Such consent will not be required where the assignee, subcontractor, transferee, mortgagee, chargee, trustee or similar is a member of the Group.

(b)

A Party may subcontract any of its obligations under this Agreement. It shall be liable for the performance of any such subcontractor and shall be responsible for the acts and omissions of such subcontractors as if they were its own.

10.6	Severability

Except as expressly stated in this Agreement, the invalidity, illegality or unenforceability of a provision of this Agreement under the law of any jurisdiction does not affect the validity, legality or enforceability of another provision of this Agreement in that jurisdiction or any other jurisdiction. If a provision of this Agreement (or part of any provision) is or becomes illegal, invalid or unenforceable, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted.

10.7	No Partnership nor Agency

Except as expressly stated in this Agreement, the Parties acknowledge they are independent contractors. Nothing in this Agreement is intended to, or will operate to create a partnership, employment or fiduciary relationship between the Parties (other than the relationship between service provider and recipient) or to authorise either Party to make or enter into any commitments on the other Party’s behalf or otherwise bind the other Party in any way.

10.8	Counterparts

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart shall be deemed to be an original, but all counterparts shall together constitute one and the same instrument.

10.9	Notices

(a)

Notices relating to this Agreement must be in writing and delivered by hand, sent by pre-paid airmail, by hand or by email to the recipient Party at the address set out in this Agreement or such other address or email address as such Party may notify from time to time. Notices will be deemed to have been received if delivered by hand, at the time of delivery; if sent by pre-paid airmail, at 9am on the fifth (5th) Business Day after posting; and if sent by email, at 9am on the next Business Day after sending.

(b)	The provisions of this clause 10.9 shall not apply to the service of any proceedings or other documents in any legal action.

10.10	Third Parties

(a)

This Agreement is binding upon and solely for the benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or confers upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

(b)	No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement.

10.11	Entire Agreement

(a)

This Agreement, the documents referred to in it, and the Transfer Pricing Documentation constitute the entire agreement and understanding of the Parties and supersedes and extinguishes any previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to the subject matter of this Agreement.

(b)	Save as expressly provided, and to the extent they may be excluded by contract, this Agreement excludes any warranty, covenants, condition or undertakings which may be implied by Applicable Laws.

10.12	Governing law and Jurisdiction

This Agreement and any disputes or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the laws of England and Wales and the Parties submit to the non-exclusive jurisdiction of the English courts.

10.13	Language

(a)	This Agreement is concluded in the English language. If this Agreement is translated into any other language, the English language text shall prevail.

(b)

Any notice given under or in connection with this Agreement shall be in the English language. All other documents provided under or in connection with this Agreement shall be in the English language or accompanied by an English translation. If such document is translated into any other language, the English language text shall prevail unless the document is a constitutional, statutory or other official document.

SCHEDULE 1

THE SERVICES

The Services are more particularly described in the Transfer Pricing Documentation and shall include all or any of the following services:

(c)

Research and development services as required by the Recipient, whether provided directly or by engaging employees, agents, consultants, contract research organisations, vendors or any other third party, including drug discovery and development from target identification through regulatory approval, pre-clinical processes, toxicology, health authority applications and ethics reviews, clinical studies, and chemistry, manufacturing and control.

(d)	Strategic management and advisory services as required by the Recipient.

(e)

Administrative support services as required by the Recipient, which may include (without limitation) payroll, accounts receivable, accounts payable, general administrative services, corporate and public relations, meeting coordination and travel planning, accounting and auditing, tax, budgeting, treasury activities, staffing and recruiting, training and employee development, benefits, information and technology services, legal services, compliance and governance support, insurance claims management, purchasing and other similar services, together with such other support services as may be agreed between the Parties from time to time.

SCHEDULE 2

CALCULATION OF FEES

The Fees set forth in this Schedule 2 represent the entire amount to be paid by the Recipient in connection with the Service Provider’s performance of the Services and any and all other costs and expenses associated with the Services or this Agreement. All Fees and expenses shall be invoiced and payable in United States dollars. Except as otherwise agreed to by the Parties from time to time, the Recipient shall compensate the Service Provider for its Services rendered and costs incurred under this Agreement in accordance with the following:

Fees = Costs + (Costs × Mark-Up Percentage) + Pass-Through Costs

where:

“Mark-Up Percentage” means the mark-up percentage that the Parties mutually agree in writing is consistent with the Transfer Pricing Documentation and calculated on an Arm’s Length Basis. The Parties shall review and (if necessary) update the Mark-Up Percentage from time to time (as may be required) and on an annual basis.

“Costs” means the direct and indirect costs (including allocation of relevant overheads but excluding Pass-Through Costs) incurred by the Service Provider in respect of the relevant Period on the provision of the relevant Services to the Recipient in that Period based on the Service Provider’s management accounts and all other relevant financial information of the Service Provider, including any audited accounts prepared in accordance with the relevant generally accepted accounting practice and, where relevant, utilising appropriate allocation keys.

“Pass-Through Costs” means any reasonable and actual out-of-pocket third party costs incurred by the Service Provider in connection with the provision of the Services to the extent the Recipient is the beneficiary of the services performed by such third party. Pass-Through Costs shall be reimbursed by the Recipient at cost without mark-up.

This Agreement has been entered into on the date stated at the beginning of it.

Signed on behalf of

Oak Hill Bio Corp.

Signature of director/authorised representative	/s/ Mark McHale

Name of director/authorised representative	Mark McHale

Signed on behalf of

OHB Pediatrics Ltd

Signature of director/authorised representative	/s/ Josh Distler

Name of director authorised representative	Josh Distler

OAK HILL GROUP

INTRAGROUP SECONDMENT AGREEMENT

THIS INTRAGROUP SECONDMENT AGREEMENT shall be deemed effective on and from 15 October 2024 (the “Effective Date”)

PARTIES

(1)

Oak Hill Bio Ltd a company incorporated and registered in the United Kingdom with company number 13746073 whose registered office is located at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (the “Employer”); and

(2)

OHB PEDIATRICS Ltd, a company incorporated and registered in the United Kingdom with company number 13827801 whose registered office is located at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (the “Host”),

each being a “Party” to this Agreement, and collectively the “Parties”.

BACKGROUND

(A)	The Parties are members of the Group (as defined below). The Group develops life-changing medicines for extremely preterm infants and patients suffering from rare autoimmune diseases.

(B)

The Group is primarily a clinical-stage, drug research and development business and has a layered decision making process in relation to the development of the Group intellectual property assets, which are a key value driver for the Group.

(C)

The Host is the economic owner of certain of the Group’s high value intangible assets and, within the high level strategic and financial framework set by the Group’s leadership team, is responsible for and has agency to make decisions relating to the development of these assets.

(D)	The Host’s asset team is the driving force of the drug development process. Currently, certain employees of the Employer perform roles within the Host’s asset team on a secondment basis.

(E)

These Secondees (as defined below) undertake their activities as part of the Host’s asset team under the supervision, direction and control of the Host. The Employer grants to the Host the right to exercise this supervision, direction and control over the activities performed by each Secondee for the duration of the Secondment. The Host will exercise the relevant supervision, direction and control via an appropriate Director of the Host.

(F)

The Employer remains the employer for each secondee throughout their secondment to the Host. The Parties have entered, or will enter, into a Secondment Letter with each Secondee in respect of the terms of the Secondment which are relevant and applicable to the Secondees.

(G)

This Agreement is intended to formalise the basis on which the secondees have been provided to the Host and sets out the terms agreed between the Parties in respect of the provision of the Secondees by the Employer to the Host.

(H)

The Parties acknowledge that they have agreed to be bound by the Transfer Pricing Policy (as defined below) for the purpose of calculating an arm’s length consideration (in accordance with the principles set out in the OECD Transfer Pricing Guidelines) for the Secondment provided pursuant to this Agreement. The Transfer Pricing Policy may change over time, in order to reflect changing business conditions and as such, the Parties shall review the terms of this Agreement at regular intervals to ensure that these contractual arrangements fully reflect and are in accordance with the Transfer Pricing Policy and OECD Guidelines. Accordingly, the Parties shall make such amendments to this Agreement (including to amounts paid or payable) as may be required from time to time to achieve this objective.

AGREED TERMS

11.	INTERPRETATION

11.1	The definitions and rules of interpretation in this clause apply in this Agreement (unless the context requires otherwise).

“Agreement” means this agreement, together with any documents to which it refers;

“Arm’s Length Basis” is a reference to pricing and conditions which would be obtained between independent enterprises in comparable transactions and comparable circumstances, in accordance with the principles set out in the OECD Guidelines;

“Business Day” means a day which is other than a Saturday, Sunday or a public holiday in England and Wales when banks in London are open for general banking business;

“Control” means the power of a person to secure that the affairs of a body corporate are conducted in accordance with the wishes of that person (or persons):

(a)	by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b)	by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate;

and a “Change of Control” occurs if a person who controls any body corporate ceases to do so or if another person acquires control of it;

“Confidential Information” means the information relating to the business, products, affairs and finances of the relevant Party for the time being confidential to the relevant Party and trade secrets including, without limitation, technical data and know-how relating to the business of the relevant Party or any of its suppliers, clients, customers, agents, distributors, shareholders or management, including in particular (by way of illustration only and without limitation);

“Contract Year” means a period of 12 months commencing on the Effective Date and/or each anniversary of it;

“Employment Contract” means the terms of employment between the Employer and the Secondee at the date of this Agreement, subject to any changes in the Secondee’s salary or other benefits in accordance with the Employer’s usual procedures from time to time;

“Group” means the group of companies to which the Parties belong at the date of this Agreement including Oak Hill Bio Ltd and all of its direct or indirect subsidiaries and branches (and other entities with which it shares common ownership);

“Intellectual Property Rights” or “IPRs” means patents, rights to inventions, copyright and neighbouring and related rights, moral rights, trade marks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

“Management Issues” means all those matters under the Employment Contract requiring action, investigation and/or decisions by the Employer, including appraisals and performance issues; pay reviews and the award of other payments and benefits under the Employment Contract; periods of annual, sick or other leave; absence of the Secondees for any other reason; any complaint about the Secondees (whether or not that would be dealt with under the Employer’s disciplinary procedure) and any complaint or grievance raised by the Secondees (whether or not that would be dealt with under the Employer’s grievance procedure);

“OECD” means the Organisation for Economic Co-operation and Development;

“OECD Transfer Pricing Guidelines” means OECD Transfer Pricing Guidelines for Multinational Enterprises and Tax Administrations (as amended, supplemented and/or replaced from time to time) which are applicable at the relevant date;

“Period” means any period for which an invoice is raised for the purpose of this Agreement;

“Secondee” means each of the Employer’s employees to be seconded to the Host as agreed between the Parties from time to time and each reference to a “Secondee” and a “Secondment” shall be deemed to refer to each of the secondees and their secondments respectively;

“Secondment” means the secondment of the Secondee by the Employer to the Host on the terms of this Agreement;

“Secondment Costs” means the fees payable by the Host to the Employer as consideration for the Secondment, as calculated and paid in accordance with clause 5 and Schedule 1;

“Secondment Letter” means the secondment agreement entered into between the Employer and each Secondee in respect of the Secondment;

“Secondment Period” means the period of the Secondment as set out in the Secondment Letter; and

“Services” means the services, activities and/or role to be provided by each Secondee to the Host as part of the Host’s asset team as may be agreed by the Parties from time to time;

“Transfer Pricing Policy” means the transfer pricing policy of the Group applicable at the relevant time, that seeks to ensure that intra-group supplies are made on an Arm’s Length Basis and are consistent with the then current OECD Transfer Pricing Guidelines; and

“VAT” means value added tax and/or any similar tax on the sale or consumption of goods or services in the relevant jurisdiction.

11.2	Unless expressly provided otherwise, a reference to:

(a)	a clause or Schedule is a reference to a clause of or schedule to this Agreement;

(b)	any Party shall include that Party’s permitted assigns;

(c)	writing or written includes faxes and email;

(d)	a document is a reference to that document as amended, varied or replaced from time to time (other than in breach of this Agreement);

(e)

a statute, statutory provision or other applicable law is a reference to it as amended, extended, re-enacted, consolidated or replaced from time to time, which shall include all subordinate legislation made from time to time under that statute or statutory provision; and

(f)

an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept shall, in respect of any jurisdiction other than England, be deemed to include a reference to what most nearly approximates to the English legal term in that jurisdiction.

11.3	In this Agreement:

(a)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(b)	Words in the singular include the plural and in the plural include the singular and any reference to a particular gender shall include a reference to all genders;

(c)	any obligation on a Party not to do something includes an obligation not knowingly to allow that thing to be done; and

(d)

positive obligations on a Party to do something pursuant to this Agreement shall include an obligation upon that Party to procure that each or any of its employees, officers, representatives and advisers, as the case may be, also fulfil the said obligations.

12.	SECONDMENT

12.1	The Employer shall second each Secondee to the Host for the Secondment Period to provide the Services in accordance with the terms of this Agreement and the Secondment Letter.

12.2	The terms of the individual Secondments shall be set out and agreed between the Employer and each Secondee in the Secondment Letter.

12.3	The Employer will prepare and agree the Secondment Letter with each Secondee prior to commencement of the Secondment.

12.4	The Secondment Period for each Secondment shall commence or be deemed to have commenced on the commencement date prescribed in the relevant Secondment Letter and shall continue until:

(a)	the termination or expiry date set out in the relevant Secondment Letter (to the extent applicable); or

(b)	the Secondment is terminated in accordance with clause 11.

12.5	The Parties will prepare a list of Secondees and update it regularly during the Secondment.

13.	SERVICES

13.1

During the Secondment, the Secondees shall perform the Services under the supervision, direction and control of the Host. The Employer grants to the Host the right to exercise this supervision, direction and control over the activities performed by each Secondee for the duration of the Secondment. The Host will exercise the relevant supervision, direction and control via an appropriate Director or employee of the Host

13.2

The Employer shall procure that the Secondees shall provide the Services at the agreed location or such other place within the United Kingdom as the Host may reasonably require for the proper performance and exercise of the Services.

13.3

The Secondees may be required to travel on the Host’s business to such places (whether within or outside the United Kingdom) by such means and on such occasions as the Host may from time to time require.

13.4	The Secondees shall not be required to work outside the United Kingdom for more than one month during the Secondment.

13.5	The Employer shall procure that the Secondees shall work such hours as are reasonable and necessary for the proper performance of the Services.

13.6	The Employer shall procure that the Secondees shall during the Secondment:

(a)	unless prevented by incapacity, devote the agreed portion of their working time, attention and abilities to the Services;

(b)	faithfully and diligently serve the Host and perform the Services at all times in accordance with the Host’s direction, instructions and guidance;

(c)	not enter into any arrangement on behalf of the Host which is outside the normal course of business or their normal duties or which contains unusual or onerous terms; and

(d)

promptly make such reports to the Host representative or such other person as is identified in the Secondment Letter on any matters concerning the affairs of the Host and at such times as are reasonably required.

14.	SECONDEES’ EMPLOYMENT

14.1

The Secondees will remain the employees of the Employer at all times during the Secondment and the Employer will ensure that each Secondee has a valid Employment Contract in force during the Secondment Period.

14.2

The Employer has made or shall make the necessary changes to the terms of the Employment Contracts so that it can second the Secondees to the Host to provide the Services in accordance with the terms of this Agreement.

14.3	The Employer shall comply with the terms of the Employment Contract during the Secondment Period.

14.4

The Host shall not, and shall not require the Secondees to do anything that shall, breach the Employment Contracts and shall have no authority to vary the terms of the Employment Contracts or make any representations to the Secondees in relation to the terms of the Employment Contracts.

14.5	The Host shall provide the Employer with such information and assistance as it may reasonably require to carry out its obligations as the Secondees’ employer.

14.6	Any change in the Employment Contracts during the Secondment Period shall be notified to the Host.

14.7

If the Secondees are held to be employed by the Host at any time during the Secondment Period, then the Host may terminate the Secondment and dismiss the Secondees and the Employer shall offer the Secondees employment on the terms that applied immediately before that dismissal.

14.8

Unless otherwise agreed between the Parties, all documents, manuals, hardware and software provided for the Secondees’ use by the Host, and any data or documents (including copies) produced, maintained or stored on the Host’s computer systems or other electronic equipment (including mobile phones), remain the property of the Host.

15.	CHARGES AND PAYMENTS

15.1

As the Secondee’s employer, the Employer shall continue to pay the Secondees’ salaries and any allowances, provide any benefits due to the Secondees or their dependants, make any payments to third parties in relation to the Secondees and make any deductions that it is required to make from the Secondees’ salaries and other payments.

15.2

The Host shall, at the end of each Period during the Secondment Period, provide the Employer with details of any overtime done by the Secondees during the preceding Period, and the Employer shall make the necessary overtime payments to the Secondees in the usual way.

15.3	In consideration for the Employer seconding the Secondees, the Host shall pay the Secondment Costs to the Employer. The Secondment Costs and the basis for their calculation are set out in Schedule 1.

15.4	At the end of each Period, the Employer shall calculate and invoice the Secondment Costs payable in respect of that Period.

15.5	Upon the request of the Host and without charge, the Employer shall provide a breakdown of the invoiced Secondment Costs for any Period or Periods.

15.6

The Host shall pay invoices in full within 90 days of receipt in cleared funds to the bank account nominated in writing by the Employer or by such other means as the Parties may agree in writing from time to time.

15.7

If the Host disputes any invoice or other request for payment, it shall immediately notify the Employer in writing. The Parties shall negotiate in good faith to attempt to resolve the dispute promptly.

15.8

All sums payable under or in respect of this Agreement will be paid free and clear of set-off, counterclaim, deduction or withholding of any kind, save only as may be required by law or where the Parties agree otherwise in advance.

15.9

If either Party fails to make any payment due under this Agreement by the due date, then, without prejudice to any other right or remedy that it may have, the defaulting Party shall, at the request of the other Party and in addition to the payment of the Secondment Costs, pay interest on the overdue amount at two per cent (2%) per annum above the Bank of England’s base rate from time to time but at two per cent (2%) per annum for any period when that base rate is below zero per cent (0%) per annum.

15.10	Any interest payable under clause 5.10 shall accrue on a daily basis from the due date until the date of actual payment of the overdue amount, whether before or after judgment.

15.11

Payments under this Agreement are intended to represent amounts determined and payable on an Arm’s Length Basis in accordance with the Transfer Pricing Policy. The Transfer Pricing Policy may change over time, in order to reflect changing business conditions and, as such, the Parties intend to review the Services, the Secondment Costs and the other terms of this Agreement at regular intervals to ensure that these contractual arrangements fully reflect and are in accordance with the Transfer Pricing Policy and are consistent with the OECD Transfer Pricing Guidelines applicable at that time. For the avoidance of doubt, the revised Transfer Pricing Policy will apply without the need for further amendment of this Agreement.

15.12	Any fees earned by the Secondees in respect of services provided by the Host or the Secondees during the Secondment Period shall be paid to the Host.

16.	MANAGEMENT DURING THE SECONDMENT

16.1	The Employer shall continue to deal with any Management Issues concerning the Secondee during the Secondment Period, where relevant following consultation with the Host.

16.2

The Host shall provide any information, documentation, access to its premises and employees and assistance (including giving witness evidence) to the Employer to deal with any Management Issues concerning the Secondee whether under the Employer’s internal procedures or before any court of tribunal.

16.3

The Host shall have day-to-day direction, supervision and control of the Secondees’ activities but as soon as reasonably practicable shall refer any Management Issues concerning a Secondee that come to its attention to the Employer.

16.4	Both Parties shall inform the other as soon as reasonably practicable of any other significant matter that may arise during the Secondment Period relating to a Secondees or their employment.

16.5

The Employer shall procure that the Secondee shall notify the Employer if the Secondee identifies any actual or potential conflict of interest between the Host and the Employer during the Secondment Period.

17.	LEAVE

17.1

The Secondees shall continue to be eligible for sick pay, holiday pay and any absence entitlements in accordance with the Employment Contract and shall remain subject to the Employer’s approval and notification procedures.

17.2

If the Secondee is off work for any reason other than holiday for more than 60 days in any calendar year during the Secondment Period, the Secondment Costs due to the Employer shall be adjusted accordingly.

17.3	The Employer shall notify the Host of any dates on which the Secondees shall take holiday.

17.4	If a Secondee takes more or less than their pro rata entitlement to holiday during the Secondment Period, the payment due to the Employer shall be adjusted accordingly.

17.5

The Employer shall notify the Host if any Secondee is or shall be absent from work for any reason as soon as reasonably practicable.

18.	DATA PROTECTION

18.1

Each Party shall, at its own expense, ensure that it complies, and assists the other Party to comply, with the requirements of all relevant legislation and regulatory requirements in force from time to time relating to the use of personal data and the privacy of electronic communications, including the Data Protection Legislation.

18.2

The Employer needs to provide relevant information about the Secondees to the Host in connection with the Secondment and shall provide the Secondees with an appropriate privacy notice setting out what personal data relating to the Secondees the Employer needs to process, and why. In addition, during the Secondment:

(a)	the Host will collect and process information relating to the Secondees in accordance with the Group’s privacy notice;

(b)

the Secondees will comply with the Group’s data protection policy when handling personal data relating to any employee, worker, contractor, customer, client, supplier or agent of the Host. The Secondees will also comply with the Group’s policies relating to security, IT, communications and devices; and

(c)

failure to comply with any of the policies referred to in clause 8.2(b) may be dealt with as a disciplinary matter and referred to the Employer and, in serious cases, may result in the termination of the Secondment or even the Secondees’ employment.

19.	CONFIDENTIALITY

19.1	The Employer shall procure that the Secondees shall not:

(a)

(except in the proper course of the Services, as required by law or as authorised by the Host) during the Secondment Period or after its termination (howsoever arising) use or communicate to any person, company or other organisation whatsoever (and shall use best endeavours to prevent the use or communication of) any Confidential Information relating to the Host that the Secondees creates, develops, receives or obtains during the Secondment Period. This restriction does not apply to any information that is or comes in the public domain other than through the Secondees’ unauthorised disclosure; or

(b)

make (other than for the benefit of the Host) any record (whether on paper, computer memory, disc or otherwise) containing Confidential Information relating to the Host or use such records (or allow them to be used) other than for the benefit of the Host. All such records (and any copies of them) shall be the property of the Host and shall be handed over to the Host by the Secondees on the termination of this Agreement or at the request of the Host at any time during the Secondment Period.

19.2

Nothing in this Agreement shall prevent the Secondees from disclosing information that they are entitled to disclose by law, provided that the disclosure is made in accordance with any applicable legislation from time to time in force regarding such disclosures and the Secondee has complied with the Group’s policy from time to time in force regarding such disclosures.

19.3

During the Term and for 5 years after termination, each Party will keep the other Party’s Confidential Information confidential and will not, without the consent of the disclosing Party, disclose it to any person whatever or use or exploit it commercially for its own purposes.

19.4	The consent referred to in clause 9.3 will not be required for disclosure by a Party of any of the other Party’s Confidential Information:

(a)	to its employees, contractors, advisers and agents, in each case, to the extent required to enable such Party to carry out its obligations under this Agreement; or

(b)

to the extent required by any law, supervisory, regulatory or governmental body to which either Party is subject or pursuant to any order of any competent court or other authority or tribunal, in each case, wherever situated.

19.5	No Party shall use any other Party’s confidential information for any purpose other than to perform its obligations under this Agreement.

20.	INTELLECTUAL PROPERTY

20.1

Unless the Parties agree otherwise in writing, all Intellectual Property Rights which subsist in or which result from or otherwise come into existence as a result of the provision of the Services by the Secondees shall vest in and be owned by the Host.

20.2

Where the Employer or a Secondee acquires, by operation of law, title to any Intellectual Property Rights that is inconsistent with the allocation of title set out in this Agreement, the Employer shall assign or use reasonable efforts to procure the assignment by the Secondee in writing such title as it has acquired to the Host on the request of the Host.

20.3	The Employer shall waive or procure a waiver of any moral rights in any copyright works assigned to the Host under this Agreement.

21.	TERMINATION

21.1	Either Party may at any time terminate any Secondment:

(a)	immediately without notice on the termination of the Secondee’s Employment Contract or the Secondment Letter; or

(b)

by giving 30 days’ written notice to the other Party if the Secondee is incapacitated (including by reason of illness or accident) from providing the Services for an aggregate period of 60 days in any 52-week consecutive period]; or

(c)	by giving not less than 90 days’ written notice to the other Party.

21.2	This Agreement may be terminated at any time:

(a)	with the consent of both Parties evidenced in writing; or

(b)	on one Party giving to the other Party at least 3 months written notice to terminate.

21.3

Either Party may terminate this Agreement with immediate effect by giving written notice to the other Party if there is a Change of Control of the other Party (save where the Change of Control results in Control of such Party remaining within the Group).

21.4	Either Party may terminate this Agreement with immediate effect (or following such notice period as it sees fit) by giving written notice to the other if:

(a)

the other Party commits a breach of this Agreement and that breach is a repeated breach, an irremediable material breach or a remediable material breach that has not been remedied within 30 days of receiving notice from the terminating Party; or

(b)

the other Party ceases or threatens to cease to carry on all or part of its business; has a liquidator (both provisional and following a winding up), receiver (including a fixed charge receiver), administrative receiver, administrator, nominee, supervisor or other similar officer appointed in respect of itself or any of its assets under the law of any relevant jurisdiction; or in the reasonable opinion of the terminating Party, the other Party is unable to pay its debts.

22.	OBLIGATIONS FOLLOWING TERMINATION

22.1

Termination of a Secondment shall not affect either Party’s remaining rights or obligations in respect of any other Secondment or the remainder of this Agreement, which shall continue in full force and effect.

22.2	Unless otherwise agreed between the Parties, termination of this Agreement shall automatically terminate all Secondments.

22.3

On termination of the Agreement or any Secondment howsoever arising the Employer shall and shall procure that the relevant Secondees shall (if the Host so requests) deliver to the Host all documents (including correspondence, lists of clients or customers, plans, drawings, accounts and other documents of whatsoever nature and all copies thereof, whether on paper, computer disc or otherwise) made, compiled or acquired by them during the Secondment and relating to the business or affairs of the Host and any other property of the Host which is in their possession, custody, care or control.

22.4	Termination of this Agreement or any Secondment shall not prejudice either of the Parties’ rights and remedies which have accrued as at termination.

23.	LIABILITY

23.1

The Host shall take out and maintain in full force with a reputable insurance company for the Secondment Period adequate insurance cover for any loss, injury and damage caused by or to the Secondees in the course of providing the Services.

23.2

During the Secondment Period, the Host shall fulfil all duties relating to the Secondee’s health, safety and welfare as if it was their employer and shall comply with the Employer’s reasonable requests in connection with the Employer’s duties in relation to the Secondee.

23.3

The Host acknowledges that the Employer is not responsible for the way in which the Secondee provides the Services and waives all and any claims that it may have against the Employer arising out of any act or omission of the Secondee in the course of carrying out the Services.

23.4	The Host shall indemnify the Employer fully and keep the Employer indemnified fully at all times against any loss, injury and damage or costs suffered, sustained or incurred by:

(a)	the Secondee in relation to any loss, injury, damage or costs arising out of any act or omission by the Host or its employees or agents during the Secondment Period; or

(b)

the Employer or any other Group company (excluding the Host) and/or a third party, in relation to any loss, injury, damage or costs arising out of any act or omission of the Secondee in the course or carrying out the Services.

23.5

The Employer shall indemnify the Host and keep the Host indemnified fully at all times against any claim or demand by the Secondee arising out of their employment by the Employer or its termination during the Secondment Period (except for any claim relating to any act or omission of the Host or its employees or agents).

24.	LIMITATION OF LIABILITY

24.1

The restrictions on liability in this clause 14 apply to every liability arising under or in connection with this Agreement including liability in contract, tort (including negligence), misrepresentation, restitution, breach of statutory duty or otherwise.

24.2	Nothing in this Agreement shall limit or exclude the Host’s or the Employer’s liability:

(a)	for death or personal injury caused by its negligence;

(b)	for fraud or fraudulent misrepresentation;

(c)	for any other liability which cannot be limited or excluded by applicable law; or

(d)	under the indemnities at 13.4 and 13.5.

24.3	Subject to clause 14.1:

(e)

the Host’s total liability to the Employer shall be limited to 100% (one hundred per cent) of the sum of the total Secondment Costs paid and payable in each Contract Year, calculated by reference to the Secondment Costs averaged over the Contract Year of the event giving rise to the claim; and

(f)

the Employer’s total liability to the Host shall be limited to 100% (one hundred per cent) of the sum of the total Secondment Costs paid and payable in each Contract Year, calculated by reference to the Secondment Costs averaged over the Contract Year of the event giving rise to the claim.

24.4	Subject to clause 14.2, neither Party to this Agreement shall have any liability to the other Party for any indirect and consequential loss arising out of or in connection with this Agreement.

24.5

The Parties agree that as related companies in the same group of companies, this clause 14 sets out an appropriate apportionment of risk between the Parties in connection with the provision and receipt of the Secondments.

25.	GENERAL

25.1	Notices

(a)

Notices relating to this Agreement must be in writing and delivered by hand, sent by pre-paid airmail, by hand or by email to the recipient Party at the address set out in this Agreement or such other address or email address as such Party may notify from time to time. Notices will be deemed to have been received if delivered by hand, at the time of delivery; if sent by pre-paid airmail, at 9am on the 5th Business Day after posting; and if sent by email, at 9am on the next Business Day after sending and provided a confirmatory copy is sent by hand or pre-paid airmail on the same day as the email (and if not, the email notice is not valid).

(b)	The provisions of this clause 15.1 shall not apply to the service of any proceedings or other documents in any legal action.

25.2	Entire agreement

(a)

This Agreement, together with any documents referred to in it constitute the entire agreement and understanding of the Parties and supersedes and extinguishes all previous drafts, agreements and understandings between them relating to its subject matter.

(b)

Each Party acknowledges that in entering into this Agreement it does not rely on and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement.

25.3	Variation

With the exception of changes to the Services, any Secondment or the Transfer Pricing Policy agreed in accordance with clause 5.12, no variation of this Agreement shall be effective unless and until it is in writing and signed by or on behalf of the Parties.

25.4	Counterparts

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart shall be deemed to be an original, but all counterparts shall together constitute one and the same instrument.

25.5	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Agreement.

25.6	Severability

(a)

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.

(b)

If any provision or part-provision of this Agreement is deemed deleted under this clause 15.6, the Parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.

25.7	Waiver and Remedies

No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

25.8	Governing law and jurisdiction

This Agreement and any disputes or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the laws of England and Wales and the Parties submit to the exclusive jurisdiction of the English Courts.

This Agreement has been entered into on the date stated at the beginning of it.

SCHEDULE 1

SECONDMENT COSTS

1.	General principle

The Parties acknowledge and agree that the Secondment Costs for each Period are intended to result in an arm’s length return to each Party for the risks assumed, activities performed and assets owned during that Period in accordance with the principles set out in the OECD Transfer Pricing Guidelines.

2.	Calculating the Secondment Costs

The Secondment Costs will be a sum equivalent to the total amount paid by the Employer to or in respect of all of the Secondees under their respective Employment Contracts and Secondment Letters, including:

(a)

the Secondee’s salary as reviewed by the Employer from time to time in line with its policy for the Employer’s employees, together with any other emoluments including holiday pay, bonuses and incentives;

(b)	social security, national insurance, contributions to retirement benefits schemes or other applicable contributions made by the Employer in relation to the Secondee;

(c)	any overtime payments made to the Secondee during the Secondment Period;

(d)	income protection, death in service, and medical, dental and optical care cover contributions or payments in respect of other employee benefits made by the Employer in relation to the Secondee;

(e)	costs incurred by the Employer in relation to recruitment, training, professional memberships or certifications for the Secondees; and

(f)	travel, accommodation and other expenses incurred by the Secondees or the Employer relating to the provision of the Services by the Secondees.

Signed on behalf of Oak Hill Bio Ltd

Signature of director	/s/ Josh Distler

Name of director	Josh Distler

Signed on behalf of OHB PEDIATRICS Ltd

Signature of director	/s/ Mark McHale

Name of director	Mark McHale